UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
June 2, 2010

TNP Strategic Retail Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-154975 (Commission File Number)	90-0413866 (IRS Employer Identification No.)
1900 Main Street, Suite 700
Irvine, California 92614
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 833-8252
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     Property Acquisition
     On June 4, 2010 (the “Closing Date”), TNP Strategic Retail Trust, Inc. (the “Company”) acquired a fee simple interest in a multi-tenant retail center located in Honolulu, Hawaii commonly referred to as the Waianae Mall (the “Waianae Property”) through TNP SRT Waianae Mall, LLC (“TNP SRT Waianae”), a wholly owned subsidiary of TNP Strategic Retail Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”). As previously disclosed, TNP Acquisitions, LLC, an affiliate of the Company’s sponsor, previously entered into an Agreement of Purchase and Sale and Joint Escrow Instructions (as amended, the “Purchase Agreement”) with West Oahu Mall Associates, LLC, an unaffiliated third party (the “Seller”), for the purchase of the Waianae Property. On December 14, 2009, TNP Acquisitions, LLC assigned the Purchase Agreement to TNP SRT Waianae. The Purchase Agreement originally provided that the closing of the acquisition of the Waianae Property would take place no later than September 15, 2009, which date was extended to May 28, 2010 pursuant to amendments to the Purchase Agreement. On May 28, 2010, the Purchase Agreement terminated in accordance with its terms.
     On June 2, 2010, TNP SRT Waianae and Seller entered into the Thirteenth Amendment to the Purchase Agreement (the “Thirteenth Amendment”), which reinstated and amended the Purchase Agreement effective as of May 28, 2010 and extended the outside date to close the acquisition of the Waianae Property to June 4, 2010. The Thirteenth Amendment further provided that approximately $65,154 of the funds deposited by TNP SRT Waianae into an escrow account will be held in escrow following the Closing Date and used to pay the Seller its pro rata share of the percentage rent, general excise taxes and other additional rent owed by a tenant of the Waianae Property pursuant to the tenant’s lease. If the amount held in escrow following the Closing Date is not sufficient to pay the Seller its pro rata share of the percentage rent, general excise taxes and other additional rent owed by the tenant, TNP SRT Waianae will pay any additional amounts owed to the Seller.
     The Waianae Property is situated on 15.62 acres of fee-simple land, consists of 11 buildings, provides space for 43 tenants and features approximately 170,275 square feet of gross leasable area. The largest tenants at the Waianae Property are Longs Drugs, which occupies approximately 13.85% of the rentable square feet; City Mill, which occupies approximately 24.05% of the rentable square feet; the State of Hawaii, which occupies approximately 6.35% of the rentable square feet; and the U.S. Census Bureau, which occupies approximately 6.60% of the rentable square feet. Other featured tenants at the Waianae Property include Burger King, Goodyear, Blockbuster Video, Fantastic Sams, Starbucks Coffee, Jamba Juice, Payless Shoe Source, Pizza Hut, Subway and Radio Shack. The Waianae Property is the only major retail center on the island of Oahu’s Leeward Coast and is situated on Farrington Highway, the main highway along the Western side of the island of Oahu.
     TNP SRT Waianae acquired the Waianae Property for an aggregate purchase price of approximately $25,688,000, or approximately $150.86 per square foot, including the assumption of an existing loan from Bank of America, N.A., successor by merger to LaSalle Bank National Association, as trustee for Morgan Stanley Capital I, Inc., Commercial Pass-Through Certificates, Series 2006-IQ11 (“Lender”), to the Seller in the principal amount of approximately $20,741,000 (the “Waianae Loan”). TNP SRT Waianae financed the payment of the cash purchase price for the Waianae Property with proceeds from the Company’s initial public offering. In connection with the acquisition of the Waianae Property and the assumption of the Waianae Loan by TNP SRT Waianae, the Operating Partnership and KeyBank National Association (the “KeyBank”) agreed to certain amendments to the Operating Partnership’s revolving credit agreement with KeyBank (the “Credit Agreement”). For additional information on the terms of TNP SRT Waianae’s assumption of the Waianae Loan and the amendments to the Credit Agreement, see Item 2.03 below. An acquisition fee of $642,200 was paid to the Company’s advisor in connection with the acquisition of the Waianae Property.

     Management of Property
     On the Closing Date, TNP SRT Waianae and TNP Property Manager, LLC (“Property Manager”), an affiliate of the Company’s sponsor, Thompson National Properties, LLC, entered into an agreement for the management of the Waianae Property (the “Management Agreement”). Pursuant to the Management Agreement, TNP SRT Waianae will pay the Property Manager an annul management fee in an amount equal to 5.0% of the Waianae Property’s Gross Revenues (as defined in the Management Agreement), 25% of which management fee the Property Manager will pay to Grubb & Ellis CBI, Inc. (the “Sub-Manager”) pursuant to the Sub-Management Agreement, dated June 3, 2010, by and between Property Manager and the Sub-Manager (the “Sub-Management Agreement”). Additionally, pursuant to the Sub-Management Agreement, the Property Manager will pay Sub-Manager an annual construction management fee equal to 3.0% of any amount equal to or in excess of $30,000 expended for construction, tenant improvement or repairs at the Waianae Property during each calendar year. The Property Manager will also reimburse Sub-Manager for the salaries of certain on-site personnel at the Waianae Property.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Assumption of Waianae Loan
     In connection with the acquisition of the Waianae Property, on the Closing Date, TNP SRT Waianae, the Seller and Lender entered into a Note and Mortgage Assumption Agreement (the “Assumption Agreement”). The Assumption Agreement provided for TNP SRT Waianae’s assumption of all of the Seller’s indebtedness and obligations under the loan agreement, dated September 19, 2005, by and between the Seller and Lender (as amended by the Assumption Agreement, the “Loan Agreement”) and the other loan documents related to the Waianae Loan (collectively, as amended, the “Loan Documents”). Pursuant to the Assumption Agreement, on the Closing Date TNP SRT Waianae paid the Lender an assumption fee of $103,706.21, or 0.5% of the outstanding principal balance of the Waianae Loan, and a modification fee of $31,111.86, or 0.15% of the outstanding principal balance of the Waianae Loan. The Assumption Agreement also provides for a release by each of Seller and TNP SRT Waianae and their respective successors and assigns (collectively, the “Borrower Parties”) of Lender and its affiliates, officers, directors, employees and representatives from any debts, claims or causes of action of any kind which any Borrower Party has, including, without limitation, matters relating to the Waianae Loan or the Waianae Property.
     The original principal amount of the Waianae Loan was $22,200,000 and the outstanding principal balance of the Waianae Loan as of the Closing Date was approximately $20,741,000. The entire unpaid principal balance of the Waianae Loan and all accrued and unpaid interest thereon is due and payable in full on October 5, 2015 (the “Maturity Date”). Pursuant to the Loan Agreement, TNP SRT Waianae will make monthly debt service payments on the Waianae Loan in an amount equal to $124,551.77, which amount is calculated based upon an interest rate equal to 5.3922% per annum (the “Interest Rate”) and a 360-month amortization schedule. After the occurrence of and during the continuance of any event of default under the Loan Documents, the unpaid principal balance of the Waianae Loan and all accrued and unpaid interest thereon will bear interest at a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) the Interest Rate plus 5.0%, compounded monthly. Provided that no event of default has occurred and is continuing, beginning with the monthly payment date that is closest to 120 days prior to the Maturity Date (the “Open Payment Date”), TNP SRT Waianae may, upon ten (10) days prior written notice to the Lender, prepay the Waianae Loan in full without any penalty. Any prepayment of the Waianae Loan by TNP SRT Waianae prior to the Open Payment Date will be subject to a prepayment penalty calculated in accordance with the Loan Agreement. Provided that no event of default has occurred and is continuing and subject to the satisfaction of certain terms and conditions set forth in the Loan Agreement, TNP SRT Waianae may voluntarily defease all or a portion of the outstanding principal amount of the Waianae Loan.
     The Loan Agreement contains customary covenants by TNP SRT Waianae, including, without limitation, covenants regarding the payment of taxes on the Waianae Property, the maintenance and repair of the Waianae Property, the performance of other agreements, the prior approval by the Lender of new material leases at the Waianae Property or any renewal or modification to any existing material lease at the Waianae Property, compliance with applicable environmental laws and environmental monitoring, prohibitions on the purchase or ownership of additional properties and limitations on the cancellation or forgiveness of debt. In addition, pursuant to the Loan

Agreement, TNP SRT Waianae covenants, among other things, (i) to diligently perform and enforce the terms and conditions of the Management Agreement, (ii) not to amend, modify, renew or cancel the Management Agreement in any way without the Lender’s prior written consent and (iii) not to engage a new manager for the Waianae Property without Lender’s prior consent. In addition, the Loan Agreement provides that if (i) TNP SRT Waianae fails to maintain a Debt Service Coverage Ratio (as defined in the Loan Agreement) of at least 1.10:1, (ii) an event of default has occurred and is continuing or (iii) Property Manager is in default under the Management Agreement, TNP SRT Waianae will, at Lender’s request, replace Property Manager with a new manager of the Waianae Property acceptable to Lender in its sole discretion. Pursuant to the Loan Agreement, TNP SRT Waianae has agreed to indemnify and hold harmless Lender, each of the Lender’s affiliates and any person who controls the Lender or its affiliates from any and all liabilities, damages or claims of any kind relating to or arising out of the Waianae Loan.
     The Loan Agreement provides for customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, failure to maintain the required insurance policies, breaches of covenants, breaches of representations and warranties and bankruptcy-related defaults. In addition, the Loan Agreement provides that any sale, assignment or transfer of any direct or indirect interest in the Waianae Property, TNP SRT Waianae, the Operating Partnership or the Company will, subject to exceptions for certain permitted transfers that do not result in a Change in Control (as defined in the Loan Agreement), be an event of default. Upon an uncured event of default under the Loan Agreement, Lender may, at its option, declare that all amounts outstanding under the Waianae Loan are immediately due and payable in full.
     The performance of the obligations of TNP SRT Waianae under the Loan Agreement are secured by (i) a mortgage, assignment of leases and rents and security agreement in favor of the Lender, (ii) a guaranty of recourse obligations (the “Guaranty”) granted in favor of the Lender by Joseph Daneshgar (the “Original Guarantor”), provided that, subject to certain exceptions, the Original Guarantor is not liable for any acts or events occurring or obligations arising after the Closing Date, (iii) a joint and several recourse guaranty (the “TNP Guaranty”) granted in favor of the Lender by the Company, the Operating Partnership, Anthony W. Thompson, the Company’s chairman and chief executive officer, and Property Manager (collectively, the “New Indemnitors”), in instances in which the Lender may pursue a monetary judgement under the Loan Agreement, including, without limitation, upon a Change in Control and other specified acts (“Recourse Events”), and (iv) a joint and several guaranty of the full and prompt payment of up to ten percent (10%) of the outstanding principal balance of the Waianae Loan upon an event of default in instances when a Recourse Event has not occurred, plus any costs incurred by Lender in enforcing the guaranty (the “Payment Guaranty”), granted in favor of the Lender by the New Indemnitees (excluding Property Manager). In connection with the TNP Guaranty, the New Indemnitors are required to maintain, in the aggregate, a net worth (as defined in the Assumption Agreement) of at least $25,000,000 (the “Minimum Net Worth”) throughout the term of the Waianae Loan. The failure of the New Indemnitors to maintain the Minimum Net Worth at any time during the term of the Waianae Loan will constitute an event of default under the Guaranty and the other Loan Documents.
     In connection with entering into the Loan Agreement, on May 28, 2010, Anthony W. Thompson acquired 111,111 shares of the Company’s common stock at $9.00 per share for an aggregate purchase price of $1,000,000 in the Company’s initial public offering. If Mr. Thompson no longer owns $1,000,000 in shares of the common stock of the Company an event of default pursuant to a Change in Control will have occurred pursuant to the Loan Agreement.
     Modification of Credit Agreement
     As previously disclosed, on November 12, 2009, the Operating Partnership entered into the Credit Agreement with KeyBank, as administrative agent for itself and the other lenders named in the Credit Agreement, to establish a revolving credit facility with a maximum aggregate borrowing capacity of up to $15,000,000. On the Closing Date, in connection with the acquisition of the Waianae Property and the assumption of the Waianae Loan by TNP SRT Waianae, the Operating Partnership, the Company, KeyBank, Thompson National Properties, LLC, the Company’s sponsor, and Anthony W. Thompson entered into a second omnibus amendment and reaffirmation of the Credit Agreement and other loan documents relating to the revolving credit facility (the “Credit Agreement Amendment”). The Credit Agreement Amendment provides that the Company and the Operating Partnership may provide the Payment Guaranty to the Lender. The Credit Agreement Amendment also provides that, upon the repayment in full of the Waianae Loan by TNP SRT Waianae, all of the membership interest in TNP SRT Waianae held by the Operating Partnership will automatically and without further action on the part of any party be included in the collateral previously pledged to KeyBank by the Operating Partnership pursuant to the pledge and security agreement by and between the Operating Partnership and KeyBank. The Credit Agreement Amendment further provides for an addendum to the pledge and security agreement by and between the Company and KeyBank (the

“Company Pledge Agreement”) pursuant to which the Company previously granted KeyBank a pledge of the Company’s direct and indirect equity ownership interests in any entity and all income, distributions, dividends and sale proceeds attributable to such equity ownership interests. Pursuant to the addendum to the Company Pledge Agreement, for so long as the Waianae Loan remains outstanding, (i) the general partnership interest in the Operating Partnership held by the Company is excluded from the collateral pledged to KeyBank and (ii) with respect to the limited partnership interests in the Operating Partnership, the Company’s pledge is limited to no more than forty-nine percent (49%) of such limited partnership interests.

Item 7.01	Regulation FD Disclosure.
     On June 7, 2010, the Company distributed a press release announcing the completion of the acquisition of the Waianae Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements.
     It is not practical at this time to provide the required financial statements for the acquired real property described in this Current Report on Form 8-K, and no financial statements (audited or unaudited) are available at this time. The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b)	Pro Forma Financial Information.
     See paragraph (a) above.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 7, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.
Date: June 8, 2010	By:	/s/ Jack R. Maurer
Jack R. Maurer
President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 7, 2010